TRUEBLUE REPORTS SECOND QUARTER 2019 RESULTS

TACOMA, WASH. - Jul. 29, 2019 -- TrueBlue (NYSE:TBI) today announced its second quarter results for 2019.

Second quarter revenue was $589 million, a decrease of 4 percent, compared to revenue of $614 million in the second quarter of 2018. Net income per diluted share was $0.49, an increase of 11 percent, compared to $0.44 in the second quarter of 2018. Adjusted net income1 per diluted share was $0.64, an increase of 12 percent, compared to $0.57 in the second quarter of 2018.

“We experienced a slower pace of demand this quarter, attributable to lower volumes within the businesses of our clients,” said Patrick Beharelle, CEO of TrueBlue. “I’m pleased that we were able to effectively manage costs, resulting in net income and EPS growth, while making progress on our digital growth initiatives.
“The second quarter also marks the five-year anniversary of our acquisition of Seaton and the one-year anniversary of our acquisition of TMP Holdings,” Mr. Beharelle continued. “The Seaton acquisition transformed the company into a diversified workforce solutions company and provided entry into the RPO market that now represents 30 percent of the company’s segment profit.2 The TMP acquisition bolstered our global RPO growth strategy, providing entry into the U.K. and accelerating our ability to compete for multi-continent deals.”

2019 Outlook

TrueBlue estimates revenue for the third quarter of 2019 will range from $613 million to $638 million. The company also estimates net income per diluted share will range from $0.50 to $0.60 and adjusted net income per diluted share will range from $0.61 to $0.71.

Management will discuss second quarter 2019 results on a webcast at 2 p.m. PDT (5 p.m. EDT), today, Monday, Jul. 29, 2019. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2018, TrueBlue connected approximately 730,000 people with work. Its PeopleReady segment offers industrial staffing services, PeopleManagement offers contingent and productivity-based on-site industrial staffing services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.
2 Segment profit calculations based on the trailing twelve months ended June 2019. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and other adjustments not considered to be ongoing.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain clients, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to maintain profit margins, (5) new laws and regulations that could affect our operations or financial results, (6) our ability to successfully complete and integrate acquisitions, (7) our ability to successfully execute on business strategies to further digitize our business model, and (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(in thousands, except per share data)	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018
Revenue from services	$588,594	$614,301	$1,140,946	$1,168,689
Cost of services	430,277	448,717	834,253	859,837
Gross profit	158,317	165,584	306,693	308,852
Selling, general and administrative expense	127,599	134,207	257,260	259,970
Depreciation and amortization	9,827	10,101	19,779	20,191
Income from operations	20,891	21,276	29,654	28,691
Interest and other income (expense), net	827	(968)	1,380	1,236
Income before tax expense	21,718	20,308	31,034	29,927
Income tax expense	2,312	2,576	3,352	3,440
Net income	$19,406	$17,732	$27,682	$26,487

Net income per common share:
Basic	$0.50	$0.44	$0.71	$0.66
Diluted	$0.49	$0.44	$0.70	$0.65

Weighted average shares outstanding:
Basic	39,163	40,227	39,264	40,335
Diluted	39,554	40,469	39,619	40,576

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Jun 30, 2019	Dec 30, 2018
ASSETS
Cash and cash equivalents	$23,124	$46,988
Accounts receivable, net	335,488	355,373
Other current assets	33,730	27,466
Total current assets	392,342	429,827
Property and equipment, net	58,647	57,671
Restricted cash and investments	222,556	235,443
Goodwill and intangible assets, net	318,484	328,695
Operating lease right-of-use assets	37,978	—
Other assets, net	64,880	63,208
Total assets	$1,094,887	$1,114,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$212,718	$225,526
Long-term debt	24,700	80,000
Operating lease long-term liabilities	25,995	—
Other long-term liabilities	216,467	217,879
Total liabilities	479,880	523,405
Shareholders’ equity	615,007	591,439
Total liabilities and shareholders’ equity	$1,094,887	$1,114,844

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 Weeks Ended
(in thousands)	Jun 30, 2019	Jul 1, 2018
Cash flows from operating activities:
Net income	$27,682	$26,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,779	20,191
Provision for doubtful accounts	3,761	5,571
Stock-based compensation	5,260	5,983
Deferred income taxes	2,393	1,373
Non-cash lease expense	6,934	—
Other operating activities	(2,072)	102
Changes in operating assets and liabilities:
Accounts receivable	16,162	888
Income tax receivable	(6,347)	(3,641)
Other assets	(4,472)	(3,522)
Accounts payable and other accrued expenses	(16,542)	3,468
Accrued wages and benefits	(4,667)	(1,528)
Workers’ compensation claims reserve	(7,109)	(9,235)
Operating lease liabilities	(6,957)	—
Other liabilities	3,174	3,304
Net cash provided by operating activities	36,979	49,441
Cash flows from investing activities:
Capital expenditures	(11,064)	(6,468)
Acquisition of business	—	(22,742)
Divestiture of business	—	8,800
Purchases of restricted investments	(11,315)	(10,730)
Maturities of restricted investments	19,685	13,044
Net cash used in investing activities	(2,694)	(18,096)
Cash flows from financing activities:
Purchases and retirement of common stock	(9,077)	(19,065)
Net proceeds from employee stock purchase plans	700	757
Common stock repurchases for taxes upon vesting of restricted stock	(1,631)	(2,403)
Net change in revolving credit facility	(55,300)	21,300
Payments on debt	—	(22,856)
Other	(119)	—
Net cash used in financing activities	(65,427)	(22,267)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	560	(919)
Net change in cash, cash equivalents, and restricted cash	(30,582)	8,159
Cash, cash equivalents and restricted cash, beginning of period	102,450	73,831
Cash, cash equivalents and restricted cash, end of period	$71,868	$81,990

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Jun 30, 2019	Jul 1, 2018
Revenue from services:
PeopleReady	$369,261	$377,460
PeopleManagement	153,530	178,839
PeopleScout	65,803	58,002
Total company	$588,594	$614,301

Segment profit (1):
PeopleReady	$21,795	$23,198
PeopleManagement	4,128	4,712
PeopleScout	11,223	11,320
	37,146	39,230
Corporate unallocated expense	(3,634)	(5,868)
Total company Adjusted EBITDA (2)	33,512	33,362
Work Opportunity Tax Credit processing fees (3)	(240)	(264)
Acquisition/integration costs (4)	(673)	(457)
Other adjustments (5)	(1,881)	(1,264)
EBITDA (2)	30,718	31,377
Depreciation and amortization	(9,827)	(10,101)
Interest and other income (expense), net	827	(968)
Income before tax expense	21,718	20,308
Income tax expense	(2,312)	(2,576)
Net income	$19,406	$17,732

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and other adjustments not considered to be ongoing.

(2)	See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.

(3)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(4)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(5)
Other adjustments for the 13 weeks ended June 30, 2019 include implementation costs for cloud-based systems of $1.1 million, amortization of software as a service assets of $0.5 million which is reported in selling, general and administrative expense, a workforce reduction charge primarily associated with employee reductions in the PeopleReady business of $0.5 million, and reduced costs associated with the CEO transition of $0.2 million. Other adjustments for the 13 weeks ended July 1, 2018 include implementation costs for cloud-based systems of $1.3 million.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs and
- other adjustments.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and net income per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- gain on divestiture,
- other adjustments,
- tax effect of each adjustment to U.S. GAAP net income, and
- adjust income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Organic revenue	Organic revenue excludes the first 12 months of operations of acquired businesses.
- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Free cash flow	Net cash provided by operating activities, minus cash purchases for property and equipment.	- Used by management to assess cash flows.

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	Q2 2019	Q2 2018	Q3 2019 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands, except for per share data)	Jun 30, 2019	Jul 1, 2018	Sep 29, 2019
Net income	$19,406	$17,732	$ 19,800 — $ 23,700
Gain on divestiture (1)	—	290	—
Amortization of intangible assets of acquired businesses (2)	4,957	5,174	3,900
Acquisition/integration costs (3)	673	457	400
Other adjustments (4)	1,881	1,264	700
Tax effect of adjustments to net income (5)	(1,052)	(1,150)	(700)
Adjustment of income taxes to normalized effective rate (6)	(729)	(673)	—
Adjusted net income	$25,136	$23,094	$ 24,100 — $ 28,000

Adjusted net income, per diluted share	$0.64	$0.57	$ 0.61 — $ 0.71

Diluted weighted average shares outstanding	39,554	40,469	39,400
*Totals may not sum due to rounding

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q2 2019	Q2 2018	Q3 2019 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Jun 30, 2019	Jul 1, 2018	Sep 29, 2019
Net income	$19,406	$17,732	$ 19,800 — $ 23,700
Income tax expense	2,312	2,576	3,200 — 3,900
Interest and other (income) expense, net	(827)	968	(700)
Depreciation and amortization	9,827	10,101	8,700
EBITDA	30,718	31,377	31,100 — 35,600
Work Opportunity Tax Credit processing fees (7)	240	264	200
Acquisition/integration costs (3)	673	457	400
Other adjustments (4)	1,881	1,264	700
Adjusted EBITDA	$33,512	$33,362	$ 32,400 — $ 36,900
* Totals may not sum due to rounding

3.	RECONCILIATION OF U.S. GAAP REVENUE TO ORGANIC REVENUE
(Unaudited)

	Total company		PeopleScout
	Q2 2019	Q2 2018	Q2 2019	Q2 2018
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018
Revenue from services	$588,594	$614,301	$65,803	$58,002
Acquisition revenue excluded (3)	(10,324)	—	(10,324)	—
Organic revenue	$578,270	$614,301	$55,479	$58,002

4.	RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS
(Unaudited)

	Q2 2019	2018	2017	2016
	26 Weeks Ended	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(in thousands)	Jun 30, 2019	Dec 30, 2018	Dec 31, 2017	Jan 1, 2017
Net cash provided by operating activities	$36,979	$125,692	$100,134	$260,703
Capital expenditures	(11,064)	(17,054)	(21,958)	(29,042)
Free cash flows	$25,915	$108,638	$78,176	$231,661

(1)	Gain on the divestiture of our PlaneTechs business sold mid-March 2018.

(2)	Amortization of intangible assets of acquired businesses.

(3)	Acquisition/integration costs for the acquisition of TMP Holding LTD ("TMP") completed on June 12, 2018. Organic revenue excludes the first 12 months of operations of TMP.

(4)
Other adjustments for the 13 weeks ended June 30, 2019 include implementation costs for cloud-based systems of $1.1 million, amortization of software as a service assets of $0.5 million which is reported in selling, general and administrative expense, a workforce reduction charge primarily associated with employee reductions in the PeopleReady business of $0.5 million, and reduced costs associated with the CEO transition of $0.2 million. Other adjustments for the 13 weeks ended July 1, 2018 include implementation costs for cloud-based systems of $1.3 million. Other adjustments for the 13 weeks ended September 29, 2019 include estimated implementations costs for cloud-based systems of $0.4 million and amortization of software as a service assets of $0.3 million.

(5)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 14 percent for 2019 and 16 percent for 2018.

(6)	Adjustment of the effective income tax rate to the expected ongoing rate of 14 percent for 2019 and 16 percent for 2018.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.